SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 28, 2015

Preferred Restaurant Brands, Inc.
(Exact name of Company as specified in its charter)

Florida	333-170662	80-0608195
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
3033 South Dean Martin Drive, Las Vegas, NV, 89103
(Address of principal executive offices)
Phone: (702) 834-7101
(Company’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Preferred Restaurant Brands, Inc.
Form 8-K
Current Report

Item 5.02 – Departure Of Directors Or Principal Officers; Election Of Directors; Appointment Of Principal Officers

On July 28, 2015, Mr. Lance Garrick, was appointed as the Company’s Senior Vice President and Financial Controller.

The following sets forth biographical information for Mr. Lance Garrick as set forth below:

Lance Garrick Age 58: Since 2014, Mr. Garrick has been the president of Dakotalon Ventures, a consulting group providing advisory services around Performance Optimization. From 2006 through 2013 Mr. Garrick was the Vice President Finance for the Retail Business Division of a hospitality resort and casino company. While there Mr. Garrick was responsible for developing, overseeing and interpreting business results and controls based on large volumes of consumer / guest transactions and behavioral data to optimize performance, as well as comprehensive financial management of the division. We believe that Mr. Garrick’s experience in the hospitality industry and his strategic and business analytic skills will make him a great asset to our Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Preferred Restaurant Brands, Inc.

Date: July 28, 2015	By: /s/ Kenneth Antos
Kenneth Antos
President, CEO